Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:

Allegiance Telecom, Inc., et al.	03-13057 (RDD)
Debtor(s)	Case No.

MONTHLY OPERATING STATEMENT FOR THE PERIODS
FROM MAY 1, 2003 TO MAY 31, 2003
and
FROM JUNE 1, 2003 TO JUNE 30, 2003

DEBTORS’ ADDRESS:	Allegiance Telecom, Inc.
Attn: Christine Kornegay
9201 North Central Expressway
Dallas, TX 75231

DEBTORS’ ATTORNEY:	Kirkland & Ellis
Attn: Jonathan Henes
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675

	Month Ending
	May 31, 2003	June 30, 2003
	(in thousands)

MONTHLY DISBURSEMENTS:	$26,233 (1)	$55,538

MONTHLY OPERATING PROFIT (LOSS):	$(29,196)	$(23,798)

(1)          Monthly disbursements presented above for the month ending May 31, 2003 include only disbursements from the bankruptcy commencement date, May 14, 2003, through May 31, 2003 and do not represent a full month of disbursements.  The disbursements are presented on a consolidated basis.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ G. Clay Myers	July 30, 2003
G. Clay Myers	Date
Senior Vice President of Finance and Accounting

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2003	June 30, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$256,441	$268,711
Short-term investments	6,457	500
Restricted short-term investments	1,821	1,821
Accounts receivable, net	129,172	131,076
Prepaid expenses and other current assets	23,998	22,930
Total current assets	417,889	425,038

Property and equipment, net	830,083	810,439
Deferred debt issuance costs, net	14,656	14,541
Long-term investments, restricted	6,881	6,881
Other assets, net	36,698	35,225

Total assets	$1,306,207	$1,292,124

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$9,533	$29,102
Accrued liabilities and other current liabilities	100,955	84,819
Total current liabilities	110,488	113,921

Liabilities Subject to Compromise:
Accounts payable and other claims	127,741	143,661
Senior secured credit facilities	465,300	465,300
Notes payable	642,843	642,843
Total liabilities subject to compromise	1,235,884	1,251,804

Long-term Liabilities:
Capital lease obligations	87,343	81,120
Other long-term liabilities	14,256	12,395
Total long-term liabilities	101,599	93,515

Stockholders’ Deficit:
Preferred stock	—	—
Common stock	1,252	1,252
Common stock in treasury, at cost	(45)	(45)
Common stock warrants	1,857	1,857
Additional paid-in capital	1,804,963	1,805,182
Accumulated deficit	(1,949,791)	(1,975,362)
Total stockholders’ deficit	(141,764)	(167,116)
Total liabilities and stockholders’ deficit	$1,306,207	$1,292,124

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Month Ended
	May 31, 2003	June 30, 2003

Revenues	$66,353	$64,034

Operating Expenses:
Network	34,269	34,512
Selling, general and administrative	32,335	30,618
Depreciation and amortization	21,525	21,731
Non-cash deferred compensation	219	219
Goodwill impairment charge	—	2,105

Total operating expenses	88,348	89,185

Loss from operations	(21,995)	(25,151)

Other Income (Expense):
Interest income	217	220
Interest expense	(6,352)	(3,037)
Gain on sale of investment	—	3,277

Total other income (expense)	(6,135)	460

Net Loss Before Reorganization Items	(28,130)	(24,691)

Reorganization Items:
Professional fees	(1,066)	(1,340)
Other restructuring gains (losses)	—	460

Total reorganization items	(1,066)	(880)

Net Loss	$(29,196)	$(25,571)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Month Ended
	May 31, 2003	June 30, 2003
Cash flows from operating activities:
Net loss	$(29,196)	$(25,571)
Adjustments to reconcile net loss to cash (used in) provided by operating activities—
Depreciation and amortization	21,525	21,731
Provision for uncollectible accounts receivable	2,844	1,791
Gain on sale of investment	—	(3,277)
Accretion of Series B and 12 7/8% notes	48	—
Amortization of deferred debt issuance costs	180	116
Amortization of deferred compensation	219	219
Goodwill impairment charge	—	2,105
Changes in assets and liabilities, net of effects of acquisitions—
Decrease (increase) in accounts receivable	1,958	(3,567)
Decrease (increase) in prepaid expenses and other current assets	5,929	(1,490)
Decrease in other assets	466	504
Increase (decrease) in accounts payable	(44,100)	19,569
Increase (decrease) in accrued liabilities and other current liabilities	(1,152,324)	(23,366)
Net cash (used in) provided by operating activities before reorganization items	(1,192,451)	(11,236)

Cash flows from reorganization items:
Increase (decrease) in liabilities subject to compromise	1,235,884	15,919
Net cash (used in) provided by operating activities	43,433	4,683

Cash flows from investing activities:
Purchases of property and equipment	(1,278)	(1,171)
Purchases of investments	(2,321)	—
Proceeds from sale of investments	—	9,233
Net cash provided by (used in) investing activities	(3,599)	8,062

Cash flows from financing activities:
Payments on capital lease obligations	(153)	(475)
Net cash used in financing activities	(153)	(475)

Increase (decrease) in cash and cash equivalents	39,681	12,270

Cash and cash equivalents, beginning of period	216,760	256,441
Cash and cash equivalents, end of period	$256,441	$268,711

Supplemental disclosure of cash flow information: Cash paid for interest	$3,114	$2,953

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

	Month Ended
	May 31, 2003	June 30, 2003
Payroll Taxes:
Gross wages and salaries paid or incurred	$25,900	$19,042

Payroll taxes withheld	$5,598	$3,729
Employer Payroll tax contributions incurred	1,801	1,222
Total payroll taxes	$7,399	$4,951
Amount of payroll tax remitted to taxing agency	$7,399	$4,951
Date(s) remitted to taxing agency	various dates during May 2003	various dates during June 2003

Sales Taxes:
Gross taxable sales	$27,190	$27,570
Sales taxes collected	901	1,778
Amount of sales tax remitted to taxing agency	901	1,778
Date(s) remitted to taxing agency	various dates during June 2003	various dates during July 2003

Property taxes paid	$34	$2

Other taxes paid	$3,800	$3,848

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED MONTHLY OPERATING REPORT

FOR THE MONTHS ENDED MAY 31, 2003 AND JUNE 30, 2003

(dollars in thousands)

1.  General:

Allegiance Telecom, Inc. is a facilities-based national local exchange carrier that provides integrated telecommunications services to business, government and other institutional users in major metropolitan areas across the United States of America. Allegiance Telecom, Inc. was incorporated on April 22, 1997, as a Delaware corporation, and it and its subsidiaries are generally referred to herein as the “Company.”

The Company offers services in 36 of the largest metropolitan areas in the United States of America as follows: Atlanta, Austin, Baltimore, Boston, Chicago, Cleveland, Dallas, Denver, Detroit, Fort Lauderdale, Fort Worth, Houston, Long Island, Los Angeles, Miami, Minneapolis/St. Paul, New York City, Northern New Jersey, Oakland, Ontario/Riverside, Orange County, Philadelphia, Phoenix, Pittsburgh, Portland, Sacramento, St. Louis, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Washington, D.C., West Palm Beach/Boca Raton and White Plains.

Voluntary Bankruptcy Filing.  On May 14, 2003 (the “Commencement Date”), Allegiance Telecom, Inc. and all of its direct and indirect wholly owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Company is currently operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as a debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including most actions to collect pre-petition indebtedness or to exercise control of the property of the Company’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities will be subject to resolution under a plan of reorganization.

Under Section 365 of the Bankruptcy Code, the Company may assume or reject certain executory contracts and unexpired leases, including leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question. Counterparties to these rejected contracts or leases may file proofs of claim against the Company’s estate for damages relating to such breaches. The United States Trustee for the Southern District of New York has appointed an official committee of unsecured creditors (the “Creditors’ Committee”). The rights and claims of various creditors and security holders will be determined by a plan of reorganization that is confirmed by the Bankruptcy Court. Under the priority rules established by the Bankruptcy Code, certain post-petition liabilities and certain pre-petition liabilities are given priority over pre-petition indebtedness and need to be satisfied before unsecured creditors or stockholders are entitled to any distribution. Any Chapter 11 plan filed by the Company may provide that unsecured creditors of subsidiaries of Allegiance Telecom, Inc. will need to be satisfied before any distribution to the unsecured creditors or stockholders of Allegiance Telecom, Inc. As a result, a plan of reorganization could result in holders of the Company’s common stock and bonds receiving little or no value as part of the plan of reorganization.

In order to exit Chapter 11 successfully, the Company will need to propose, and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. As provided by the Bankruptcy Code, the Company initially has the exclusive right to solicit a plan of reorganization for 120 days from the Commencement Date. At this time, it is not possible to predict accurately the effect of the Chapter 11 reorganization process on the Company’s business, creditors or stockholders or when the Company may emerge from Chapter 11. The Company’s future results depend on the timely and successful confirmation and implementation of a plan of reorganization.

2.  Basis of Presentation

The Operating Report is in a format prescribed by the applicable bankruptcy laws.  The Company cautions readers not to place undue reliance upon the information contained in the Operating Report.  The information in the Operating Report has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting. Certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of this Operating Report. There can be no assurance that the Operating Report is complete, and the Company undertakes no obligation to update or revise this Report.  The Operating Report has not been audited or reviewed by independent accountants.

The unaudited information in the Operating Report is subject to further review and potential adjustments and are not necessarily indicative of the results that may be expected for the quarter ending June 30, 2003 or the year ending December 31, 2003.  In addition, the Operating Report contains information for periods, which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the substance and format of the Operating Report does not allow for meaningful comparison with the Company’s regular publicly disclosed consolidated financial statements. Results set forth in the Operating Report should not be viewed as indicative of future results.

Statement of Position 90-7.  The consolidated monthly operating report has been prepared in accordance with the provisions of Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). Pursuant to SOP 90-7, the Company’s pre-petition liabilities that are subject to compromise are reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Bankruptcy Court. SOP 90-7 also requires separate reporting of certain expenses, realized gains and losses and provisions for losses related to the bankruptcy filing as reorganization items.  The Company has not completed the process of reconciling its pre-and post-petition liabilities, and the amounts are subject to reclassification in future consolidated monthly operating reports.

Consolidation.  The accompanying financial statements include the accounts of Allegiance Telecom, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

3.  Summary of Significant Accounting Policies:

Cash and Cash Equivalents.  The Company includes as cash and cash equivalents, cash, marketable securities and money market funds with maturities of three months or less at the date of purchase.

Short-Term Investments.  Short-term investments consist primarily of investments with original maturities between three and twelve months at the date of purchase. Such short-term investments are carried at their accreted value, which approximates fair value. Short-term investments are held to maturity.

Prepaid Expenses and Other Current Assets.  Prepaid expenses and other current assets consist of prepaid services, prepaid rent, prepaid insurance and refundable deposits. Prepayments are expensed on a straight-line basis over the corresponding life of the underlying agreements.

Financial Instruments.  The carrying value of the Company’s cash, short-term investments, accounts receivable and accounts payable approximates their fair value. At May 31, 2003 and June 30, 2003, the Company’s Series B 11 3/4% notes due 2008, 12 7/8% senior notes due 2008 and senior secured credit facilities were all trading at values below their carrying value. The carrying value of these debt instruments in the Company’s consolidated financial statements is significantly higher than their fair value.

Property and Equipment.  Property and equipment includes network equipment, land, leasehold improvements, software, office equipment, furniture and fixtures and construction-in-progress. These assets are stated at cost, which includes direct costs and capitalized interest and are depreciated over their respective useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets.  The Company reviews the carrying values of property and equipment and intangible assets for impairment whenever current events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present, the Company analyzes the projected undiscounted cash flows associated with property and equipment and intangible assets to determine the fair value of these assets. If the assets are determined to be impaired, a loss is recorded in the amount that the carrying value of the assets exceeds their fair value.

The Company’s voluntary bankruptcy filing is considered a change in circumstance, which may indicate that the carrying amount of the Company’s assets may not be recoverable.  The Company is in the process of analyzing the value of its assets and has not yet determined whether an impairment exists at June 30, 2003.  If the assets are determined to be impaired, the Company will need to adjust its financial statements to reflect an impairment loss.

Deferred Debt Issuance Costs.  Deferred debt issuance costs include costs incurred by the Company in raising debt proceeds. These costs were being amortized to interest expense over the life of the related debt. In accordance with SOP 90-7, the Company stopped recording interest expense on the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 as of the Commencement Date.  Accordingly, the deferred debt issuance costs related to this debt is no longer being amortized.  Under a Bankruptcy Court order, the Company is required to continue incurring and paying interest under its senior secured credit facilities.  The deferred debt issuance costs related to the senior secured credit facilities continue to be amortized to interest expense over the life of the debt.

Intangible Assets.  Intangible assets are included in other assets and consist primarily of acquired customer lists with definite useful lives. These intangible assets are amortized on a straight-line basis over their estimated useful lives, generally ranging from one to three years.

Restricted Investments.  Long-term restricted investments include certificates of deposit held as collateral for letters of credit issued on behalf of the Company.

Revenue Recognition.  Revenues for voice, data and other services to end users are recognized in the month in which the service is provided. Amounts invoiced and collected in advance of services provided are recorded as deferred revenue and are recognized as revenue over the period that the services are provided. Revenues for carrier interconnection, access and reciprocal compensation are recognized in the month in which the service is provided, except when realization of these revenues is not reasonably assured. The ability of competitive local exchange carriers (such as the Company) to earn local reciprocal compensation revenues and access revenues is the subject of numerous regulatory and legal challenges. Until these issues are ultimately resolved, the Company’s policy is to recognize this revenue only when realization is reasonably assured.

For customer premise equipment contracts, revenue is recognized using the percentage-of-completion method, based on the percentage which incurred contract costs to date bear to total estimated contract costs after giving effect to the most recent estimates of total cost. Risks relating to delivery, usage, productivity and other factors are considered in the estimation process. The effect of changes to total estimated contract revenue and costs is recognized in the period such changes are determined. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes apparent.

Network Expenses.  Network expense is recognized in the month in which the service is utilized. Accruals for unbilled leased network facilities, network access charges, and equipment colocation charges are based on circuit counts, estimated usage, and active colocation sites. Additionally, accrued network expense includes charges invoiced by carriers which are probable network expenses but have not yet been paid due to rate or volume disputes with other carriers. Network expenses do not include an allocation of depreciation or amortization expense.

Stock Based Compensation.  The Company has three stock-based compensation plans, the 1997 Nonqualified Stock Option Plan, the 1998 Stock Incentive Plan and the Employee Stock Discount Purchase Plan. The Company applies the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25) and the related interpretations in accounting for the Company’s plans. Fixed stock option awards with pro-rata vesting are recognized as expense using the straight-line method over the vesting period.

Treasury Stock.  Treasury stock transactions are accounted for using the cost method.

Income Taxes.  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting.  The Company operates its business as a single segment, providing integrated telecommunications services. This segment includes all services offered by the Company, including local voice service, long distance service, data services, and customer premise equipment sales and maintenance services. These services have similar network operations and are sold through similar sales channels to the same targeted customer base. The Company manages these services as a single segment and prepares and reviews financial results on this single segment.

Use of Estimates in Financial Statements.  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company continually evaluates its estimates, including those related to revenue recognition, accounts receivable, network expenses and impairment of long-lived assets. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Recent Accounting Pronouncements.  In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Adoption of this statement is required for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of this statement is not expected to have a material effect on the financial condition or results of operations of the Company.

In November 2002, the Financial Accounting Standards Board’s Emerging Issues Task Force reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect EITF Issue No. 00-21 to have a material effect on its financial condition or results of operations.

4.  Insurance

All insurance policies, including workers’ compensation and disability insurance, are fully paid for the current reporting period.

5.  Notes Payable

Notes payable at May 31, 2003 and June 30, 2003, consisted of the following:

	May 31, 2003	June 30, 2003
Series B 11 3/4% notes, face amount $445,000 due February 15, 2008; effective interest rate of 12.21%; at accreted value	$440,489	$440,489
12 7/8% senior notes, face amount $205,000 due May 15, 2008; effective interest rate of 13.24%; at accreted value	202,354	202,354
	$642,843	$642,843

6.  Sale of Investment

At May 31, 2003, the Company held an investment in commercial paper, which was included in cash and cash equivalents.  The original purchase price of the commercial paper was $9,025.  During 2001, the investment was written down to its market value due to a decline in its value, which was deemed to be other than temporary.  The impairment of approximately $3,000 was recorded as an offset to interest income during 2001.

In order to comply with the Company’s revised investment guidelines, and at the direction of the US Trustee, the Company liquidated its investment in the commercial paper.  During June 2003, the Company sold its investment in the commercial paper in the open market.  The sale was at market value and generated proceeds of $9,233 and resulted in the Company realizing a gain of $3,277.  The proceeds of the sale were re-invested in the Company’s money market investment accounts, which are classified as cash and cash equivalents.